Exhibit 99.1

Maxygen, Inc. 515 Galveston Drive Redwood City, CA 94063 650.298.5300 main 650.364.2715 fax www.maxygen.com

Maxygen Announces BARDA Decision Not To Award Contract for

Development of MAXY-G34 for Acute Radiation Syndrome

REDWOOD CITY, Calif., November 9, 2011 – Maxygen, Inc. (Nasdaq: MAXY) today announced that it has been advised by the Biomedical Advanced Research and Development Authority (BARDA) that Maxygen’s proposal for the development of its MAXY-G34 product candidate as a potential medical countermeasure for Acute Radiation Syndrome (ARS) will not be considered for a contract award.

Maxygen submitted a white paper entitled Development of MAXY-G34 as a Medical Countermeasure for Acute Radiation Syndrome in December 2010 in response to a Broad Agency Announcement (BAA-10-100-SOL-00012). Following review of the white paper, in February 2011 BARDA invited Maxygen to prepare a full proposal which the company then submitted in May 2011.

BARDA found Maxygen’s proposal technically sound and highlighted the novel attributes of MAXY-G34, the comprehensive nature of the development plan, the promising efficacy data in animal models and the safety data in previous studies of MAXY-G34 in breast cancer patients. However, BARDA also noted several weaknesses in the proposal, including dependence on overseas manufacturing, uncertainty regarding intellectual property issues with respect to MAXY-G34 and the company’s reliance on consultants and subcontractors.

“We are disappointed and surprised by this outcome given the positive nature of the discussions we have had with BARDA during the proposal review period, but we accept this final decision by them,” said James R. Sulat, Maxygen’s Chief Executive Officer. “We will evaluate our plans for the MAXY-G34 program in light of this development, and we will seek to create value from the program in other ways.”

Cautionary Statement Regarding Maxygen Forward-Looking Statements

This document contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations and beliefs of Maxygen’s management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors and uncertainties, among others, could cause actual results to differ materially from those described in the forward-looking statements: Maxygen’s ability or plans to commence or continue the development of MAXY-G34 for any indication and the timing and status of any such development; the potential utility of MAXY-G34 for the treatment of any indication; the potential potency or advantages of such product over existing or future products; risks inherent in drug development; and economic, business,

Maxygen, Inc. 515 Galveston Drive Redwood City, CA 94063 650.298.5300 main 650.364.2715 fax www.maxygen.com competitive, and/or regulatory factors affecting the business of Maxygen and the markets it serves generally, including those set forth in Maxygen’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, especially in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections, and its Current Reports on Form 8-K and other SEC filings. These statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed herein. In any forward-looking statement in which Maxygen expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement or expectation or belief will result or be achieved or accomplished. Maxygen is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events, or otherwise, except to the extent required by applicable law.

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Contact:

Linda Chrisman

linda.chrisman@maxygen.com

650.298.5351